MOORE STEPHENS, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS





                                        February 1, 2001




Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

      We have read the statements made by Interactive Marketing Technology, Inc. (the "Company")(File No. 0-29019) which we understand will be filed with the Securities and Exchange Commission(the "Commission"), pursuant to the requirements of Item 4 of Form 8-K, as part of the Company'sCurrent Report on Form 8-K, to be filed with the Commission. We agree with the statements madeconcerning Moore Stephens, P. C. in such Form 8-K.

                            Sincerely,

                            /s/ Moore Stephens, P.C.

                            MOORE STEPHENS, P. C.








          CRANFORD OFFICE 340 NORTH AVENUE, CRANFORD, NJ 07016-2496
                    TELEPHONE 908 272-7000 FAX 908 272-7101